ent

S1 Corporation Reports 14 Percent Increase in
Third Quarter Revenue and GAAP EPS of $0.11

Norcross, Georgia, November 6, 2008 -- S1 Corporation (Nasdaq:SONE), a leading global provider of customer interaction financial and payment solutions, today announced financial results for the third quarter ended September 30, 2008.

■
Total revenue for the third quarter of 2008 increased 14 percent to $58.6 million from $51.3 million in the third quarter of 2007. Total revenue for the nine months ended September 30, 2008 increased 12 percent to $169.8 million from $151.5 million in the nine months ended September 30, 2007.

■
GAAP earnings were $6.2 million or $0.11 per share (diluted) for the third quarter of 2008, a $0.03 increase over earnings of $5.1 million or $0.08 per share (diluted) for the third quarter of 2007. GAAP earnings were $16.5 million or $0.28 per share (diluted) for the nine months ended September 30, 2008, a $0.07 increase over GAAP earnings of $13.1 million or $0.21 per share (diluted) for the nine months ended September 30, 2007. These figures include stock based compensation expense of $0.4 million and $2.9 million in the third quarter of 2008 and 2007, respectively, and $4.6 million and $7.9 million for the nine months ended September 30, 2008 and 2007, respectively.

■
Adjusted EBITDA for the third quarter of 2008 was $10.5 million compared to $9.9 million in the third quarter of 2007. Adjusted EBITDA for the nine months ended September 30, 2008 was $32.5 million compared to $28.0 million in the nine months ended September 30, 2007. Adjusted EBITDA does not include stock based compensation expense, and is described and reconciled to GAAP net income below. (1)

■
Total revenue from international operations for the third quarter of 2008 increased 34 percent to $17.7 million from $13.2 million in the third quarter of 2007. Total revenue from international operations for the nine months ended September 30, 2008 increased 36 percent to $48.2 million from $35.5 million in the nine months ended September 30, 2007.

■	Third quarter customer highlights include:
o	S1 Enterprise licensed multiple applications to a financial institution in SE Asia in one of the largest agreements in the history of S1 Enterprise;
o	S1 Enterprise licensed multiple applications to a top 40 bank in the U.S.; and
o	Postilion licensed its payments software to its fourth top 10 retailer in the U.K.
■
The Company expects approximately $42 million in revenue from State Farm in 2008. Additionally, the Company expects approximately $80 million in revenue from State Farm from 2009 until our work for State Farm concludes by the end of 2011, of which approximately $35 - $37 million in revenue is expected in 2009.

■
A $10 million increase to the Company’s previously announced stock repurchase program was approved pursuant to which the Company may repurchase shares of its common stock from time to time in open market and privately negotiated transactions as market and business conditions warrant. The Company repurchased 1.3 million shares of its common stock for $8.4 million during the third quarter of 2008, and 2.2 million shares for $11.6 million during the month of October. The Company ended the third quarter of 2008 with $81.8 million in cash, cash equivalents and short-term investments.

“Despite the turmoil in the marketplace, we continued to execute effectively against our business plan in the third quarter and I am very pleased with our results,” said Johann Dreyer, Chief Executive Officer of S1. “I am particularly pleased with the number of net new customers we were able to sign in both our Enterprise and Postilion businesses. As we look to the remainder of 2008, we continue to expect full-year 2008 revenue and Adjusted EBITDA to be on the higher end of the guidance we previously provided.”

(1) Adjusted EBITDA Reconciliation

For the three months ended September 30, 2008
	Enterprise	Postilion	Total
Adjusted EBITDA	$5,788	$4,718	$10,506
Depreciation	(1,127)	(847)	(1,974)
Amortization	(62)	(881)	(943)
Stock-based compensation expense	(214)	(198)	(412)
Operating income	$4,385	$2,792	$7,177
Interest and other income, net			296
Income tax expense			(1,282)
Net income			$6,191

For the nine months ended September 30, 2008
	Enterprise	Postilion	Total
Adjusted EBITDA	$16,732	$15,756	$32,488
Depreciation	(3,392)	(2,445)	(5,837)
Amortization	(269)	(2,646)	(2,915)
Stock-based compensation expense	(2,934)	(1,671)	(4,605)
Operating income	$10,137	$8,994	$19,131
Interest and other income, net			714
Income tax expense			(3,328)
Net income			$16,517

See tables 4, 5 and 6 for reconciliations of Adjusted EBITDA

This press release includes references to Adjusted EBITDA, a non-GAAP financial measure, the most directly comparable GAAP equivalent of which is Net income. We define Adjusted EBITDA as Net income less net interest income, plus income taxes, depreciation, amortization of intangibles, and stock-based compensation expense. A reconciliation of our non-GAAP financial measure to the most directly comparable financial measure is detailed in the reconciliation of GAAP to non-GAAP financial measures above. We believe that the presentation of this non-GAAP financial measure provides useful information to investors regarding our results of operations.

We believe that excluding depreciation, amortization, stock-based compensation expense, net interest income and income tax expense provides supplemental information and an alternative presentation useful to investors' understanding of the Company's core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but they are also based on management estimates of remaining useful lives. Additionally, while stock-based compensation is an important part of overall compensation expense, a portion of our stock-based compensation expense is the result of cash-settled stock appreciation rights that are revalued each quarter for GAAP earnings based on the closing price of the Company's stock on the last day of the quarter. Consequently, fluctuations in our stock price can have a significant impact on the Company's reported GAAP earnings.  Additionally, it is possible that the Company may begin recording income tax provisions for GAAP earnings despite being able to reduce taxes payable through the potential use of net operating loss carry forwards and other tax credits.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measure provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial results should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial results. We urge investors not to consider non-GAAP financial measures as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP. Our non-GAAP financial measure may be different from such measures used by other companies.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to -- not a substitute for -- our results of operations presented on the basis of accounting principles generally accepted in the United States. Adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by accounting principles generally accepted in the United States. Our statement of cash flows presents our cash flow activity in accordance with accounting principles generally accepted in the United States. Furthermore, Adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe Adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that Adjusted EBITDA is widely used by investors to measure a company's operating performance without regard to items such as interest expense, taxes, depreciation and amortization, and stock-based compensation expense which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and in communications with the Board of Directors, stockholders, analysts and investors concerning our financial performance.

Conference Call Information
Company management will host a conference call for interested parties to discuss its third quarter results on Thursday, November 6, 2008, at 5:00 p.m. ET. A webcast of the call will be available through the Company's website, www.s1.com. The conference call will contain forward-looking statements and other material information. A replay of the call will be available for two weeks following the call on the Company's website.

About S1
S1 Corporation (Nasdaq: SONE) delivers customer interaction software for financial and payment services and offers unique solution sets for financial institutions, retailers, and processors under three brand names: Postilion, S1 Enterprise and FSB Solutions. Additional information about S1 solutions is available at www.s1.com <http://www.s1.com/>, www.postilion.com <http://www.postilion.com/>, www.S1enterprise.com <http://www.s1enterprise.com/>, and www.fsb-solutions.com <http://www.fsb-solutions.com/>.

Forward Looking Statements

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to our financial condition, results of operations and business. The words "believes," "expects," "may," "will," "should," "projects," "contemplates," "anticipates," "forecasts," "intends" or similar terminology identify forward-looking statements. These statements, including without limitation statements regarding expected revenue from State Farm, are based on our beliefs as well as assumptions made using information currently available to us. Because these statements reflect our current views concerning future events, they involve risks, uncertainties and assumptions. Therefore, actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors included in our reports filed with the Securities and Exchange Commission (and available on our web site at www.s1.com or the SEC's web site at www.sec.gov) provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as provided by law, we undertake no obligation to update any forward-looking statement.

Investor Contact:
Gregory D. Orenstein
SVP, Corporate Development and CLO
404.923.3500
greg.orenstein@s1.com

S1 Corporation
Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)
Table 1

	Three Months Ended		Nine Months Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007

Revenues:
Software licenses	$9,129	$8,291	$26,523	$21,808
Support and maintenance	12,244	11,695	36,532	33,397
Professional services	24,905	19,426	69,632	60,539
Data center	12,080	11,647	36,268	35,077
Other	291	255	855	657
Total revenues	58,649	51,314	169,810	151,478

Operating expenses:
Cost of software licenses (1)	927	975	2,997	2,807
Cost of professional services, support and maintenance (1)	19,405	16,999	54,888	49,723
Cost of data center (1)	6,639	6,333	19,597	18,522
Cost of other revenue	132	34	241	306
Selling and marketing	8,360	7,978	25,919	23,143
Product development	7,658	6,357	21,440	18,267
General and administrative	6,094	6,339	18,912	20,748
Depreciation	1,974	1,611	5,837	5,182
Amortization of other intangible assets	283	282	848	892
Total operating expenses (2)	51,472	46,908	150,679	139,590

Operating income	7,177	4,406	19,131	11,888
Interest and other income, net	296	855	714	2,510
Income tax expense	(1,282)	(113)	(3,328)	(1,334)
Net income	$6,191	$5,148	$16,517	$13,064

Earnings per share:
Basic	$0.11	$0.09	$0.29	$0.21
Diluted	$0.11	$0.08	$0.28	$0.21

Weighted average common shares outstanding - basic	56,559,777	58,841,870	56,577,987	60,511,758
Weighted average common shares outstanding - diluted	57,643,062	60,090,298	57,413,725	61,361,976
________________________

(1)	Excludes charges for depreciation. Cost of software license includes amortization of purchased technology.
(2)
Includes stock-based compensation expenses of $0.4 million and $2.9 million for the three months ended September 30, 2008 and 2007, respectively and $4.6 million and $7.9 million for the nine months ended September 30, 2008 and 2007, respectively.

Please refer to Tables 4, 5 and 6 for further details.

S1 Corporation
Consolidated Balance Sheets
(In thousands, except share data)
Table 2

	(Unaudited)
	September 30,	December 31,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$75,386	$45,011
Short-term investments	6,454	23,855
Accounts receivable, net	43,647	39,969
Prepaid expenses	4,892	3,354
Other current assets	1,817	6,389
Total current assets	132,196	118,578
Property and equipment, net	22,342	20,906
Intangible assets, net	8,325	11,240
Goodwill, net	125,160	125,281
Other assets	4,220	5,839
Total assets	$292,243	$281,844

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,707	$2,300
Accrued compensation and benefits	13,074	10,649
Accrued restructuring	2,073	3,043
Accrued other expenses	12,662	8,198
Deferred revenues	28,447	26,345
Current portion of debt obligation	3,153	3,725
Total current liabilities	62,116	54,260
Other liabilities	11,904	17,679
Total liabilities	74,020	71,939
Stockholders' equity:
Preferred stock	10,000	10,000
Common stock	558	567
Additional paid-in capital	1,807,732	1,810,783
Treasury stock	(2,362)	-
Accumulated deficit	(1,593,290)	(1,609,807)
Accumulated other comprehensive income	(4,415)	(1,638)
Total stockholders' equity	218,223	209,905
Total liabilities and stockholders' equity	$292,243	$281,844

Preferred shares issued and outstanding	749,064	749,064
Common shares issued and outstanding	55,754,239	56,748,906
Common shares held in treasury	380,551	-

S1 Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
Table 3

	Nine Months Ended
	September 30,	September 30,
	2008	2007

Cash flows from operating activities:
Net income	$16,517	$13,064
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	8,752	8,224
Provision for doubtful accounts receivable and billing adjustments	(342)	37
Stock based compensation expense	4,605	7,902
Changes in assets and liabilities
(Increase) decrease in accounts receivable	(3,610)	5,130
Decrease (increase) in prepaid expenses and other assets	1,068	(3,485)
Increase (decrease) in accounts payable	134	(629)
Increase (decrease) in accrued expenses and other liabilities	1,977	(10,010)
Increase (decrease) in deferred revenues	2,053	(2,340)
Net cash provided by operating activities	31,154	17,893

Net cash provided by investing activities	13,840	8,356

Net cash used in financing activities	(12,262)	(27,902)
Effect of exchange rate changes on cash and cash equivalents	(2,357)	579
Net increase (decrease) in cash and cash equivalents	30,375	(1,074)
Cash and cash equivalents at beginning of period	45,011	69,612
Cash and cash equivalents at end of period	$75,386	$68,538

S1 Corporation
Consolidated Statements of Operations
(In thousands)
(Unaudited)
Table 4

	Three Months Ended		Nine Months Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007

Revenues:
Software licenses	$9,129	$8,291	$26,523	$21,808
Support and maintenance	12,244	11,695	36,532	33,397
Professional services	24,905	19,426	69,632	60,539
Data center	12,080	11,647	36,268	35,077
Other	291	255	855	657
Total revenues	58,649	51,314	169,810	151,478

Operating expenses:
Cost of software licenses	927	975	2,997	2,807
Cost of professional services, support and maintenance *	19,405	16,999	54,888	49,723
Cost of data center *	6,639	6,333	19,597	18,522
Cost of other revenue	132	34	241	306
Selling and marketing *	8,360	7,978	25,919	23,143
Product development *	7,658	6,357	21,440	18,267
General and administrative *	6,094	6,339	18,912	20,748
Depreciation	1,974	1,611	5,837	5,182
Amortization of other intangible assets	283	282	848	892
Total operating expenses	51,472	46,908	150,679	139,590

Operating income	7,177	4,406	19,131	11,888
Interest and other income, net	296	855	714	2,510
Income tax expense	(1,282)	(113)	(3,328)	(1,334)
Net income	$6,191	$5,148	$16,517	$13,064

Reconciliation to Adjusted EBITDA:
Net income	$6,191	$5,148	$16,517	$13,064
Interest and other income, net	(296)	(855)	(714)	(2,510)
Income tax expense	1,282	113	3,328	1,334
Depreciation	1,974	1,611	5,837	5,182
Amortization	943	948	2,915	3,042
Stock based compensation expense	412	2,889	4,605	7,902
Adjusted EBITDA	$10,506	$9,854	$32,488	$28,014

* Includes stock based compensation expense of:
Cost of professional services, support and maintenance	$31	$180	$104	$458
Cost of data center	29	12	76	47
Selling and marketing	(5)	1,478	1,601	3,892
Product development	15	644	599	1,651
General and administrative	342	575	2,225	1,854
	$412	$2,889	$4,605	$7,902

S1 Corporation
Enterprise Segment
Statements of Operations
(In thousands)
(Unaudited)
Table 5

	Three Months Ended		Nine Months Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007

Revenues:
Software licenses	$1,620	$1,774	$5,462	$4,116
Support and maintenance	4,192	4,030	12,412	11,418
Professional services	19,737	15,709	54,932	48,485
Data center	7,107	6,301	21,077	18,095
Other	250	152	583	465
Total revenues	32,906	27,966	94,466	82,579

Operating expenses:
Cost of software licenses	236	318	977	977
Cost of professional services, support and maintenance *	11,696	10,015	33,285	30,586
Cost of data center *	3,911	3,638	11,591	10,652
Cost of other revenue	122	-	175	66
Selling and marketing *	3,643	3,085	11,614	9,814
Product development *	4,584	3,127	13,154	9,107
General and administrative *	3,202	3,707	10,141	11,465
Depreciation	1,127	1,016	3,392	3,377
Amortization of other intangible assets	-	-	-	45
Total operating expenses	28,521	24,906	84,329	76,089

Operating income	$4,385	$3,060	$10,137	$6,490

Reconciliation to Adjusted EBITDA:
Operating income	$4,385	$3,060	$10,137	$6,490
Depreciation	1,127	1,016	3,392	3,377
Amortization	62	127	269	536
Stock based compensation expense	214	1,634	2,934	4,425
Adjusted EBITDA	$5,788	$5,837	$16,732	$14,828

* Includes stock based compensation expense of:
Cost of professional services, support and maintenance	$51	$159	$89	$395
Cost of data center	7	7	30	35
Selling and marketing	(36)	788	1,092	2,063
Product development	(29)	367	478	926
General and administrative	221	313	1,245	1,006
	$214	$1,634	$2,934	$4,425

S1 Corporation
Postilion Segment
Statements of Operations
(In thousands)
(Unaudited)
Table 6

	Three Months Ended		Nine Months Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007

Revenues:
Software licenses	$7,509	$6,517	$21,061	$17,692
Support and maintenance	8,052	7,665	24,120	21,979
Professional services	5,168	3,717	14,700	12,054
Data center	4,973	5,346	15,191	16,982
Other	41	103	272	192
Total revenues	25,743	23,348	75,344	68,899

Operating expenses:
Cost of software licenses	691	657	2,020	1,830
Cost of professional services, support and maintenance *	7,709	6,984	21,603	19,137
Cost of data center *	2,728	2,695	8,006	7,870
Cost of other revenue	10	34	66	240
Selling and marketing *	4,717	4,893	14,305	13,329
Product development *	3,074	3,230	8,286	9,160
General and administrative *	2,892	2,632	8,771	9,283
Depreciation	847	595	2,445	1,805
Amortization of other intangible assets	283	282	848	847
Total operating expenses	22,951	22,002	66,350	63,501

Operating income	$2,792	$1,346	$8,994	$5,398

Reconciliation to Adjusted EBITDA:
Operating income	$2,792	$1,346	$8,994	$5,398
Depreciation	847	595	2,445	1,805
Amortization	881	821	2,646	2,506
Stock based compensation expense	198	1,255	1,671	3,477
Adjusted EBITDA	$4,718	$4,017	$15,756	$13,186

* Includes stock based compensation expense of:
Cost of professional services, support and maintenance	$(20)	$21	$15	$63
Cost of data center	22	5	46	12
Selling and marketing	31	690	509	1,829
Product development	44	277	121	725
General and administrative	121	262	980	848
	$198	$1,255	$1,671	$3,477